As filed with the Securities and Exchange Commission on December 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEEL DYNAMICS, INC.
(Exact name of registrant as specified in its charter)
Indiana (State or other jurisdiction of incorporation or organization)	35-1929476 (I.R.S. Employer Identification No.)
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark D. Millett
Chief Executive Officer
Steel Dynamics, Inc.
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Marcus A. Heminger, Esq.
Barrett McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802
(260) 423-9551

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filler,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Debt Securities

We may use this prospectus to offer and sell from time to time, in one or more series, debt securities, in one or more offerings.
The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
We will provide the specific terms of these debt securities in a prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.
You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 2 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2022.

You should rely only on the information contained in or incorporated by reference into this prospectus, any related prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may from time to time offer and sell the debt securities described in the registration statement in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the debt securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov.
This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you invest.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”
Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to “SDI,” the “Company,” “we,” “us,” “our” and similar terms refer to Steel Dynamics, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These predictive statements are about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, our revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel and North American aluminum flat rolled supply deficit, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as the COVID-19 pandemic; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; (17) the impacts of impairment charges; (18) unanticipated difficulties in integrating or starting up new assets; and (19) risks and uncertainties involving product and/or technology development.
More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, as well as under the heading Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the consolidated financial statements and related notes, including under the headings Use of Estimates and Commitments and Contingencies, for the year ended December 31, 2021, in our quarterly reports on Form 10-Q, or in other reports which we from time to time file with SEC. All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement or in the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

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THE COMPANY
Our Business
Steel Dynamics, Inc. is one of the largest domestic steel producers and metal recyclers in the United States, based on estimated steelmaking and steel coating capacity of approximately 16 million tons, including 3 million tons related to our new Southwest-Sinton Flat Roll Division, and actual metals recycling volumes, with one of the most diversified product and end-market portfolios in the domestic steel industry. Our primary sources of revenues are from the manufacture and sale of steel products, the processing and sale of recycled ferrous and nonferrous metals, and the fabrication and sale of steel joists and deck products. We have three reportable segments: steel operations, metals recycling operations, and steel fabrication operations. We reported net sales of $18.4 billion, $9.6 billion, and $10.5 billion during 2021, 2020, and 2019, respectively, and net sales of $17.4 billion and $13.1 billion during the first nine months of 2022 and 2021, respectively. At December 31, 2021, we employed approximately 10,640 individuals, 94% of whom were non-union.
Our Operations
Steel Operations.    Steel operations consist of our electric arc furnace steel mills, producing steel from ferrous scrap and scrap substitutes, utilizing continuous casting, automated rolling mills, and numerous value-added downstream steel coating and processing operations. Our steel operations sell directly to end-users, steel fabricators, and service centers. These products are used in numerous industry sectors, including the construction, automotive, manufacturing, transportation, heavy and agriculture equipment, and pipe and tube (including OCTG) markets. Steel operations accounted for 72%, 74%, and 76% of our consolidated external net sales during 2021, 2020, and 2019, respectively, and 67% and 72% of our consolidated external net sales during the first nine months of 2022 and 2021, respectively.
Metals Recycling Operations.    Metals recycling operations includes both ferrous and nonferrous scrap metal processing, transportation, marketing, brokerage, and scrap management services. Our steel mills utilize a large portion of the ferrous scrap sold by our metals recycling operations as raw material in our steelmaking operations, and the remainder is sold to other consumers, such as other steel manufacturers and foundries. Our metals recycling operations accounted for 12%, 11%, and 11% of our consolidated external net sales during 2021, 2020, and 2019, respectively, and 10% and 12% of our consolidated external net sales during the first nine months of 2022 and 2021, respectively.
Steel Fabrication Operations.    Steel fabrication operations include seven New Millennium Building Systems joist and deck plants located throughout the United States and in Northern Mexico. Revenues from these plants are generated from the fabrication of steel joists, trusses, girders and steel deck used within the non-residential construction industry. Steel fabrication operations accounted for 10%, 9%, and 9% of our consolidated external net sales during 2021, 2020, and 2019, respectively, and 18% and 8% during the first nine months of 2022 and 2021, respectively.
Our Corporate Information
We were incorporated in the State of Indiana in June 1994. Our principal executive offices are located at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Our telephone number is (260) 969-3500. Our website is located at http://www.steeldynamics.com. The information contained on our website, however, is not part of or incorporated by reference into this prospectus or any prospectus supplement.

RISK FACTORS
Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K filed with the SEC, as may be updated from time to time in our Quarterly Reports on Form 10-Q, and other of our filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement or free writing prospectus, if any, applicable to each series of debt securities we offer might contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement or free writing prospectus, if any.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the debt securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, advances for or investments in our subsidiaries, acquisitions, redemption and repayment of outstanding indebtedness, and purchases of our common stock. The prospectus supplement relating to a particular offering of debt securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may offer by this prospectus consist of unsecured notes, debentures or other evidences of indebtedness of the Company (collectively, the “Debt Securities”). The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the prospectus supplement or other offering material relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to the prospectus supplement and such other offering material relating thereto and to the following description.
The Debt Securities will be general obligations of the Company and will be senior debt of the Company.
Debt Securities will be issued under an indenture (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association or any separate trustee appointed by the Company with respect to one or more series of Debt Securities (the “Trustee”). The following discussion of certain provisions of the Indenture is a summary only and does not purport to be a complete description of the terms and provisions of the Indenture. The following discussion is qualified in its entirety by reference to the provisions of the Indenture. The Indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the Indenture. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the Indenture. For additional information, you should review the Indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
General
The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by the Company’s board of directors or established in one or more supplemental indentures. You should read the prospectus supplement and any other offering material relating to a particular series of Debt Securities for any or all of the following terms of such series of Debt Securities offered by that prospectus supplement and this prospectus:
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the title of the Debt Securities of the series;

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any limit on the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under the Indenture;

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the date or dates on which the principal and premium with respect to the Debt Securities of the series are payable;

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the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of any Debt Securities registered as to principal and interest), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places, if any, in addition to or instead of a corporate trust office of the Trustee (as defined below) where the principal, premium and interest with respect to Debt Securities of the series shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

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the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
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whether the Debt Securities will be convertible into or exchangeable for any other securities of the Company or any other obligor and the applicable terms and conditions;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Debt Securities of the series shall be issuable;

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if the amount of principal, premium or interest with respect to the Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and, if necessary, the manner of determining the equivalent thereof in United States currency;

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any changes or additions relating to the discharge, defeasance and covenant defeasance described below under the heading “— Satisfaction and Discharge of the Indenture; Defeasance;”

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if other than the coin or currency of the United States, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium and interest with respect to the Debt Securities of the series will be payable;

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if other than the principal amount, the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of maturity or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

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any addition to or change in the Events of Default (as defined below) with respect to the Debt Securities of the series and any change in the right of the Trustee or the holders to declare the principal of and interest on such Debt Securities due and payable;

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the terms, if any, of any guarantee of the payment of principal of and interest on the Debt Securities of the series;

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the applicability of, and any changes in or additions to, the covenants and definitions set forth in the Indenture or the terms of the Indenture relating to consolidation, merger, sale or conveyance described below under the heading “— Consolidation, Merger and Sale of Assets;”

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the identity of any trustees, authenticating or paying agents, transfer agents or registrars other than the Trustee;

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if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security (as defined below), the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Debt Securities in definitive registered form and the Depositary (as defined below) for such Global Security;

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with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

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any other terms of the Debt Securities of the series which are not prohibited by the provisions of the Indenture.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of Debt Securities to which such prospectus supplement relates, including those applicable to (1) Debt Securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities), (2) Debt Securities with respect to which principal, premium or interest is payable in a foreign or composite currency, (3) Debt Securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates and (4) variable rate Debt Securities that are exchangeable for fixed rate Debt Securities.
Payments of interest on Debt Securities may be made (1) at the office of the Trustee at which its corporate trust office for such purpose is administered in the United States (the “corporate office of the Trustee”); (2) at the office of the Company’s agent in New York City at which its corporate agency business is conducted; (3) at the option of the Company, by check mailed to the registered holders thereof; or (4) if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.
Unless otherwise provided in the applicable prospectus supplement, Debt Securities may be transferred or exchanged at a corporate office of the Trustee, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The transferor of any Debt Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Registered Global Securities
The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a “Global Security”) that will be deposited with The Depository Trust Company or a custodian or a nominee for a depositary identified in the prospectus supplement relating to such series (the “Depositary”). In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except (1) by the Depositary to a nominee of such Depositary, (2) by a nominee of such Depositary to such Depositary or another nominee of such Depositary, (3) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor or (4) in any other circumstance described in an applicable prospectus supplement.
The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.
Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary (“participants”). The accounts to be credited will be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Any notices required to be given to the holders while the Debt Securities are Global Securities shall be given only to the Depositary. Except as set forth below, owners of beneficial interests in a Global Security will not (1) be entitled to have the Debt Securities represented by such Global Security registered in their names, (2) receive or be entitled to receive physical delivery of such Debt Securities in definitive form and (3) be considered the owners or holders thereof under the Indenture.

Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any registrar, any paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (2) the payments to the beneficial owners of such Global Security of amounts paid to such Depositary or its nominee or (3) any other matter relating to the actions and practices of such Depositary, its nominees or any of its direct or indirect participants.
The Company expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will credit, in accordance with the Depositary’s policies, participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants.
If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling, unable, ineligible or unqualified under applicable law to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Security or Securities representing such Debt Securities. In the event that the Company issues Debt Securities in definitive form in exchange for such Global Securities, ownership of beneficial interests in such Debt Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by (or on behalf of) the Company for such Debt Securities. In connection with any proposed exchange of a Debt Security in definitive form for a Global Security, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Certain Covenants
The Indenture contains certain covenants of the Company, including the following:
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the Company will punctually pay or cause to be paid the principal of, and any premium and interest on, the Debt Securities, at the places and times and in the manner provided in the Indenture and in the Debt Securities;

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the Company will maintain an office or agency where the Debt Securities may be presented or surrendered for payment, transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and the Indenture may be served;

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the Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company, an Officers’ Certificate stating, as to each officer signing such certificate (1) that in the course of his or her performance of his or her duties as an officer of the Company he or she would normally have knowledge of any Default, (2) whether or not to the best of his or her knowledge the Company was in compliance with all conditions and covenants under the Indenture during such year and (3) if to the best of his or her knowledge the Company is in Default, specifying all such Defaults and what action the Company is taking or proposes to take with respect thereto;

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the Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectually the purposes of the Indenture;

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the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any such right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and the loss thereof is not materially disadvantageous to the holders of the Debt Securities; and

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the Company will cause all properties used or useful in the conduct of the business of the Company or its subsidiaries to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on by the Company and its subsidiaries may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries will not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, not materially detrimental to the conduct of the business of the Company and its subsidiaries, taken as a whole, and not materially disadvantageous to the holders of the Debt Securities.

Any restrictive covenants of the Company applicable to any series of Debt Securities will be described in the applicable prospectus supplement or other offering material.
Events of Default and Remedies
The following events are defined in the Indenture as “Events of Default” with respect to a series of Debt Securities:
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default in the payment of any installment of interest on any Debt Securities of that series as and when the same become due and payable, and continuance of such default for a period of 30 days;

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default in the payment of principal or premium with respect to any Debt Securities of that series as and when the same become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise, and continuance of such default for a period of 30 days;

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default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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failure on the part of the Company to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in the Indenture with respect to such series or in any supplemental indenture with respect to such series (other than a covenant a default in the performance of which is otherwise specifically dealt with) continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

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indebtedness of the Company or any restricted subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $100 million or the United States dollar equivalent thereof at the time and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding;

•
the Company or any of its restricted subsidiaries (1) voluntarily commences any proceeding or files any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency or similar law, (2) consents to the institution of, or fails to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition,

(3) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such restricted subsidiary or for a substantial part of its property, (4) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, (6) admits in writing its inability to pay, or fails generally to pay, its debts as they become due, (7) takes corporate action for the purpose of effecting any of the foregoing or (8) takes any comparable action under any foreign laws relating to insolvency;
•
the entry of an order or decree by a court having competent jurisdiction for (1) relief with respect to the Company or any of its restricted subsidiaries or a substantial part of any of their property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such restricted subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of such restricted subsidiary pursuant to a plan under which the assets and operations of such restricted subsidiary are transferred to or combined with another restricted subsidiary or Subsidiaries of the Company or to the Company) or (3) the winding-up or liquidation of the Company or any such restricted subsidiary (except any decree or order approving or ordering the winding-up or liquidation of the affairs of a restricted subsidiary pursuant to a plan under which the assets and operations of such restricted subsidiary are transferred to or combined with one or more other restricted subsidiaries or the Company), and such order or decree continues unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

•
any judgment or decree for the payment of money in excess of $100 million or the United States dollar equivalent thereof at the time is entered against the Company or any restricted subsidiary of the Company by a court or courts of competent jurisdiction, which judgment is not covered by insurance, and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or waived or the execution thereof stayed and, in either case, such default continues for 10 days after the date on which written notice specifying such failure and requiring the Company to remedy the same has been given, by registered or certified mail or by overnight courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding; and

•
any other Event of Default provided with respect to Debt Securities of that series.

An Event of Default with respect to one series of Debt Securities may not necessarily be an Event of Default for another series and Events of Default for any series of Debt Securities may be modified as described in the applicable prospectus supplement.
If an Event of Default described in the first, second, third, fourth, fifth, sixth, ninth or tenth bullet points above occurs and is continuing with respect to any series of Debt Securities, unless the principal and interest with respect to all the Debt Securities of such series has already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of (or, if original issue discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all the Debt Securities of such series due and payable immediately. If an Event of Default described in the seventh or eighth bullet points above occurs, unless the principal and interest with respect to all the Debt Securities of the series has become due and payable, the principal of (or, if any series are original issue discount Debt Securities, such portion of the principal amount as may be specified in such series) and interest on all Debt Securities of all series then outstanding will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities.
If an Event of Default occurs and is continuing, the Trustee will be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the Debt Securities of the affected series or the Indenture, to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree against the

Company or any other obligor on the Debt Securities of such series (and collect in the manner provided by law out of the property of the Company or any other obligor upon the Debt Securities of such series wherever situated the moneys adjudged or decreed to be payable). In addition, if there are any pending proceedings for the bankruptcy or reorganization of the Company or any other obligor on the Debt Securities, or if a receiver, trustee or similar official has been appointed for its property, the Trustee will be entitled and empowered, irrespective of whether the principal of any series of Debt Securities is due and payable, to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the Debt Securities. No holder of any Debt Security of any series will have any right to institute any action or proceeding upon, under or with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy, unless (1) such holder previously has given to the Trustee written notice of an Event of Default with respect to Debt Securities of that series and of the continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request to the Trustee to institute such action or proceeding with respect to such Event of Default and have offered to the Trustee such security or indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and (3) the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute such action or proceeding and no direction inconsistent with such written request has been given to the Trustee pursuant to the provisions of the Indenture.
Prior to the acceleration of the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of that series at the time outstanding may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to such Debt Securities or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected thereby. In the case of any such waiver, such default so waived will cease to exist, any Event of Default arising therefrom will be deemed to have been cured for all purposes and the Company, the Trustee and the holders of the Debt Securities of that series will be restored to their former positions and rights under the Indenture. Following acceleration of the maturity of the Debt Securities of a series, the holders of a majority in principal amount of such series may rescind an acceleration of the maturity of the series and its consequences if such rescission would not conflict with a rendered judgment or decree and all existing Events of Default (except nonpayment of principal or interest solely due to such acceleration) have been cured or waived, and the Company has paid the Trustee its compensation and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid.
The Trustee is required to give, within 90 days after the occurrence of a default actually known to a responsible officer of the Trustee with respect to a series of Debt Securities, to the holders of the Debt Securities of such series notice of all defaults with respect to such series so known to it, unless such defaults have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium or interest with respect to the Debt Securities of such series or in the making of any sinking fund or purchase payment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities.
Modification of the Indenture
The Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities issued under the Indenture for one or more of the following purposes:
•
to evidence the succession of another person to the Company pursuant to the provisions of the Indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations of the Company in the Indenture and in the Debt Securities;

•
to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Debt Securities as the board of directors of the

Company shall consider to be for the protection of the holders of such Debt Securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default under the Indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the Trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such default);
•
to cure any ambiguity or to correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Debt Securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under the Indenture as do not adversely affect the interests of any holders of Debt Securities of any series;

•
to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

•
to add or change any of the provisions of the Indenture that would change or eliminate any restrictions on the payment of principal, premium or interest with respect to the Debt Securities so long as any such action does not adversely affect the interests of the holders of Debt Securities in any material respect or permit or facilitate the issuance of Debt Securities of any series in uncertificated form;

•
to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debt Securities;

•
to add guarantees with respect to the Debt Securities or to secure the Debt Securities;

•
to add to, change or eliminate any of the provisions of the Indenture with respect to one or more series of Debt Securities, so long as any such addition, change or elimination not otherwise permitted under the Indenture (1) neither applies to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of the holders of any such Debt Security with respect to such provision or (2) becomes effective only when there is no such Debt Security outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee; and

•
to establish the form or terms of Debt Securities of any series, as described under the heading “— General” above.

With the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, the Company and the Trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the Debt Securities of such series; provided, however, that without the consent of the holders of each Debt Security so affected, no such supplemental indenture may (1) reduce the percentage in principal amount of Debt Securities of any series whose holders must consent to an amendment, (2) reduce the rate of or extend the time for payment of interest on any Debt Security, (3) reduce the principal of or extend the stated maturity of any Debt Security, (4) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or must be redeemed, provided, however, that any amendment to the notice requirements may be made with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series, (5) make any Debt Security payable in a currency other than that stated in the Debt Security, (6) release any security that may have been granted with respect to the Debt Securities or (7) make any change in certain provisions of the Indenture relating to waivers of defaults or modifications of the Indenture by the consent of the holders of the Debt Securities.

Consolidation, Merger and Sale of Assets
The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:
•
either (1) the Company is the continuing person in the case of a merger or (2) the resulting, surviving or transferee person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the Debt Securities and the Indenture;

•
immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company or any subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the Indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the Debt Securities and the Indenture, the Company will be released from such obligations.
Satisfaction and Discharge of the Indenture; Defeasance
The Indenture will generally cease to be of any further effect with respect to a series of Debt Securities if (1) the Company has delivered to the Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (2) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee as trust funds the entire amount in the currency in which the Debt Securities are denominated sufficient to pay at maturity or upon redemption all such Debt Securities, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if, in either case, the Company also pays or causes to be paid all other sums payable under the Indenture by the Company, and the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.
In addition, the Company has a “legal defeasance option” (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the Indenture with respect to such Debt Securities) and a “covenant defeasance option” (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the Indenture or supplemental indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.
The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:
•
the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium and interest with respect to such series to maturity or redemption, as the case may be;

•
the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be;

•
123 days pass after the deposit is made and during the 123-day period no default described in the seventh or eighth bullet points under the heading “— Events of Default and Remedies” above with respect to the Company occurs that is continuing at the end of such period;

•
no default has occurred and is continuing on the date of such deposit and after giving effect thereto;

•
the deposit does not constitute a default under any other agreement binding on the Company;

•
the Company delivers to the Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•
the Company delivers to the Trustee an opinion of counsel addressing certain U.S. federal income tax matters relating to the defeasance; and

•
the Company delivers to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the Indenture have been complied with.

The Trustee will hold in trust money or U.S. Government Obligations deposited with it as described above and will apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium and interest with respect to the Debt Securities of the defeased series.
The Trustee
The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which the Company may be a party from time to time or from engaging in other transactions with the Company. The Company may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business and the Trustee may own Debt Securities. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or any other party contained in this prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for determining whether any change of control has occurred and whether any change of control offer with respect to the Debt Securities of any series is required. The Trustee shall not be responsible for monitoring the rating status of the Company or its affiliates, making any request upon any rating agency, or determining whether any rating event with respect to the Debt Securities of any series has occurred. The Trustee may resign at any time with respect to all or any series of Debt Securities. The holders of a majority in principal amount of Debt Securities of a particular series may remove the Trustee for such series and appoint a successor Trustee. The Company shall remove the Trustee for the causes set forth in the Indenture, including the Trustee’s failure to satisfy applicable requirements under the Trust Indenture Act of 1939 or failure to maintain a combined capital surplus of at least $50,000,000.
Except as otherwise provided with respect to removal by the holders of a series of Debt Securities, in any of the foregoing events of resignation or removal of the Trustee, the Company shall appoint a successor Trustee and such appointment, and the retiring Trustee’s resignation or removal, shall become effective upon acceptance by the successor Trustee.
No Individual Liability of Directors, Officers, Employees, Incorporators or Stockholders
The indenture provides that no past, present or future director, officer, employee, incorporator or stockholder of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture, or for any claim based on, in respect of or by reason of such obligations or their creation.
Governing Law
The Indenture is, and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Company and the Trustee, and each holder of a Debt Security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Debt Securities or any transaction contemplated thereby.

PLAN OF DISTRIBUTION
We may offer and sell the debt securities offered by this prospectus:
•
to or through one or more underwriters or dealers;

•
through one or more agents;

•
directly to one or more purchasers; or

•
through some combination of these methods.

The applicable prospectus supplement will describe the terms of the offering of any debt securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the offered debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any debt securities offered by this prospectus, we will sell those debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell debt securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell debt securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, agents and dealers that participate in the distribution of the debt securities offered by this prospectus may be deemed underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act.
If the applicable prospectus supplement so indicates, we will authorize underwriters, agents or dealers to solicit offers by some specified institutions to purchase offered debt securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, underwriters and agents who participate in the distribution of the offered debt securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
The offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.
In connection with an offering of our debt securities, underwriters, agents or dealers may purchase and sell our debt securities in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the debt securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Barrett McNagny LLP. Some attorneys with Barrett McNagny LLP own shares of our common stock.
If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Steel Dynamics, Inc. appearing in Steel Dynamics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Steel Dynamics, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Incorporation of Certain Documents by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are accessible through the Internet at the SEC’s website at http://www.sec.gov and on our website at http://www.steeldynamics.com. The information contained on our website, however, is not part of or incorporated by reference into this prospectus or any prospectus supplement. Our common stock is quoted on the Nasdaq Global Select Market under the symbol “STLD.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any prospectus supplement Prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you those documents. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):
•
Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 29, 2022; for the fiscal quarter ended June 30, 2022, filed on August 2, 2022; and for the fiscal quarter ended September 30, 2022, filed on October 26, 2022; and

•
Our Current Reports on Form 8-K filed on February 1, 2022, March 1, 2022, March 29, 2022, May 9, 2022 (two), May 17, 2022, June 28, 2022, July 19, 2022 (Item 8.01 only), August 24, 2022, October 5, 2022, November 3, 2022 and November 14, 2022.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request them at no cost to you in writing or by telephone at the following address or telephone number:
Steel Dynamics, Inc.
Investor Relations Department
7575 West Jefferson Blvd.
Fort Wayne, Indiana 46804
(260) 969-3500
You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement relating to the offered debt securities. We have not authorized anyone to provide you with different information. We are not offering to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following statement sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement:
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
Accounting fees and expenses	$	**
Rating agency fees	$	**
Trustee’s fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*
This registration statement relates to the registration of debt securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

**
The actual amounts of fees and expenses will be determined from time to time. As the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time.

Item 15.   Indemnification of Directors and Officers
Indiana Business Corporation Law. Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed, (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and, (ii) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (3) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification in advance of final disposition, if the individual furnishes the corporation with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standard was not met, and the known facts do not preclude indemnification. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.
Officers, unless the corporation’s articles of incorporation provide otherwise, are entitled to indemnification to the same extent as directors.
A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification provided for or authorized by the IBCL does not exclude other rights to indemnification and that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.
As permitted by Chapter 37 of the IBCL, Article IX of Steel Dynamics, Inc.’s Amended and Restated Articles of Incorporation provides that the Company shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at the Company’s request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, (a) if the individual is wholly successful on the merits or otherwise, in the defense of a proceeding, and (b) so long as the individual’s conduct was in good faith and with the reasonable belief, in connection with the individual’s “official capacity,” that the conduct was in the Company’s best interests, or, in all other cases, that the conduct was at least not opposed to the Company’s best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the requirement that the individual reasonably believed that the conduct was at least not opposed to the Company’s best interests.
The Company may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the company with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met, and the known facts do not preclude indemnification.
Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the company may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made by one of the following procedures: By a majority vote of a quorum of the board of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the designated committee, or if a quorum cannot be obtained by either the board of directors or committee, by majority vote of the full board of directors (including directors who are parties to the proceeding), or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. A person seeking indemnification may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such proceeding, a court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.
The Company’s directors, officers, employees and agents are insured against liability arising from their status as directors, officers, employees, or agents, whether or not the Company would have the power to indemnify them against the same liability under the company’s governing documents.
The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement may contain provisions regarding indemnification of the registrant’s directors and officers against certain liabilities, including liabilities under the Securities Act.
Item 16.   Exhibits
A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., reflecting all amendments thereto through May 17, 2018, incorporated herein by reference from Exhibit 3.1e to our Form 10-Q filed August 9, 2018.
3.2	Amended and Restated Bylaws of Steel Dynamics, Inc., reflecting all amendments thereto through October 17, 2018, incorporated herein by reference from Exhibit 3.2d to our Form 10-Q filed November 7, 2018.
4.1**	Indenture, dated as of December 7, 2022, between Steel Dynamics, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2*	Form of Debt Securities.
5.1**	Opinion of Barrett McNagny LLP.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Barrett McNagny LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included in signature pages).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee.
107**	Filing Fee Table.

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on December 7, 2022.
STEEL DYNAMICS, INC.
By:
/s/ THERESA E. WAGLER

Name: Theresa E. Wagler
Title:  Executive Vice President and Chief       Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler and Mark D. Millett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments and supplements or any additional registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act, or otherwise) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ MARK D. MILLETT Mark D. Millett	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 7, 2022
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2022
/s/ SHEREE L. BARGABOS Sheree L. Bargabos	Director	December 7, 2022
/s/ KEITH E. BUSSE Keith E. Busse	Director	December 7, 2022
/s/ KENNETH W. CORNEW Kenneth W. Cornew	Director	December 7, 2022

/s/ TRACI M. DOLAN Traci M. Dolan	Director	December 7, 2022
/s/ JAMES C. MARCUCCILLI James C. Marcuccilli	Director	December 7, 2022
/s/ BRADLEY S. SEAMAN Bradley S. Seaman	Director	December 7, 2022
/s/ GABRIEL L. SHAHEEN Gabriel L. Shaheen	Director	December 7, 2022
/s/ LUIS M. SIERRA Luis M. Sierra	Director	December 7, 2022
/s/ STEVEN A. SONNENBERG Steven A. Sonnenberg	Director	December 7, 2022
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Director	December 7, 2022